STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF
LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC.

By: ______________________________
Authorized Person

Name: Yishai Cohen
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:26 PM 07/08/2021
FILED 05:26 PM 07/08/2021
SR 20212659145 - File Number 6068992